UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 14a-12
Backblaze, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

201 Baldwin Ave.
San Mateo, California 94401

April 5, 2024

To the stockholders of Backblaze, Inc.:
You are cordially invited to attend our Annual Meeting of Stockholders (the “Annual Meeting”) of Backblaze, Inc., a Delaware corporation (“Backblaze”), that will be held on Thursday, May 16, 2024 at 11:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLZE2024. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for Backblaze and its stockholders.
Details regarding virtual admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions using one of these voting options.
Thank you for your ongoing support of Backblaze.
Very truly yours

/s/ Gleb Budman
Gleb Budman
Chief Executive Officer and Chairperson of the Board of Directors

Backblaze, Inc.
201 Baldwin Ave.
San Mateo, CA 94401
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 16, 2024
Time and Date:	Thursday, May 16, 2024 at 11:00 a.m. Pacific Time.

Place:
The Annual Meeting will be completely virtual. You may virtually attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLZE2024.

Items of Business:	(1)	To elect two Class III directors to the Board of Directors, Gleb Budman and Evelyn D’An, each to hold office until the annual meeting of stockholders held in 2027.
	(2)	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024.
	(3)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on March 18, 2024.

Voting:
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.

On or about April 5, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement (the “Proxy Statement”) and our annual report for the year ended December 31, 2023 (the “Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
If you have any questions regarding this information or the proxy materials, please visit our website at https://ir.backblaze.com or contact our investor relations department at ir@backblaze.com.
All stockholders are cordially invited to virtually attend the Annual Meeting.
By order of the Board of Directors,

/s/ Gleb Budman
Gleb Budman
Chief Executive Officer and Chairperson of the Board of Directors
San Mateo, California
April 5, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 16, 2024 at 11:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/BLZE2024.
The Proxy Statement and our Annual Report are available at www.ProxyVote.com.

Backblaze, Inc.
201 Baldwin Ave
San Mateo, CA 94401
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our Board of Directors for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. Pacific Time on Thursday, May 16, 2024, and any postponements or adjournments thereof. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to virtually attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/BLZE2024. Beginning on or about April 5, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement for the 2024 Annual Meeting and our annual report for the year ended December 31, 2023 (the “Annual Report”). As used in this proxy statement, the terms “Backblaze,” “Company,” “we,” “us,” and “our” mean Backblaze, Inc. unless the context indicates otherwise.
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Q:	Why are you holding a virtual meeting, and how can stockholders attend?
A:
We have adopted a virtual meeting format for our Annual Meeting this year because we believe a virtual meeting provides expanded access, improved communication, increased opportunity for stockholder attendance and participation, and cost savings for our stockholders and the Company. To participate in our virtual Annual Meeting, including to vote, and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/BLZE2024 with your 16-digit control number provided with your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Q:	What can I do if I need technical assistance during the Annual Meeting?
A:
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

We encourage you to access the 2024 Annual Meeting before the start time of 11:00 a.m. Pacific Time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Pacific Time.
Q:	Why did I receive the Notice?
A:
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. All stockholders of record as of the close of business on March 18, 2024 (the “Record Date”) will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you how to access and review the proxy materials via the Internet, how to request a printed copy of the proxy materials and how to submit your proxy via the Internet or by telephone.

Q:	How do I request paper copies of the proxy materials?
A:
You will not receive paper copies of the proxy materials in the mail unless you request them in accordance with the instructions in the Notice. If you would like to receive a printed copy of the proxy materials, please follow the instructions on the Notice for requesting the proxy materials, and we will promptly mail them to you.

In addition, by following the instructions in the Notice, you may request to receive future proxy materials on an ongoing basis (i) electronically by e-mail or (ii) in printed form by mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. Your election to receive proxy materials by e-mail or by mail will remain in effect until you terminate it.
Q:	What proxy materials are available on the Internet?
A:	The proxy materials include:
•	This proxy statement for the Annual Meeting; and
•	The Annual Report, which consists of our Annual Report on Form 10-K for the year ended December 31, 2023.
The proxy materials are available at www.proxyvote.com.
Q:	What information is contained in this proxy statement?
A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Who can vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 41,351,096 shares of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), outstanding and no shares of the Company’s Class B common stock, par value $0.0001 per share, outstanding. The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock they held as of the Record Date.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the “Bylaws”) and Delaware state law. The holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

Under the General Corporation Law of the State of Delaware and our Bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	How can I vote my shares at the Annual Meeting?
A:
Shares held in your name as the stockholder of record may be voted at the Annual Meeting. You may vote electronically at the Annual Meeting by going to www.virtualshareholdermeeting.com/BLZE2024 and using your unique control number that was included in the Notice to log in. You will need your unique control number to authenticate into the Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.
Even if you plan to virtually attend the Annual Meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	For Stockholders of Record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:
•
Via the Internet — You may vote by proxy via the Internet by following the instructions provided on the Notice or, if you requested printed copies of the proxy materials by mail, on the proxy card. You will be asked to provide the 16-digit control number printed on the Notice or on your proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 15, 2024 to be counted.

•
By Telephone — You may vote by proxy by telephone by following the instructions provided on the Notice or, if you requested printed copies of the proxy materials by mail, on the proxy card. You will be asked to provide the control number printed on the Notice or on your proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 15, 2024 to be counted.

•
By Mail — If you requested and received printed copies of the materials by mail, you may vote by mail by timely completing, signing and dating the enclosed proxy card and returning it in the envelope provided.

For Beneficial Owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to the information forwarded by your bank or broker to see which voting options are available to you. You are also invited to attend the Annual Meeting, however, you may not vote your shares at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, stockholders will be asked to vote on the following proposals:
(1)	To elect two Class III directors to the Board of Directors, Gleb Budman and Evelyn D’An, each to hold office until the annual meeting of stockholders held in 2027;
(2)	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024;
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One — The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present or represented by proxy at the meeting and are voted is required to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the Board of Directors recommend that I vote?
A:	Our Board of Directors unanimously recommends that you vote your shares:
•	“FOR” each of the two nominees for election as Class III directors named in Proposal One (Gleb Budman and Evelyn D’An); and,

•	“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024.
Q:	What happens if I do not give specific voting instructions?
A:	For Stockholders of Record — If you are a stockholder of record and you:
•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•	sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For Beneficial Owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters, such as Proposal Two, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of BDO USA, P.C.. Your broker will not have discretion to vote on the election of the Class III directors, which is a “non-routine” matter, absent direction from you.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so if you are a beneficial owner, we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a stockholder of record, you may change your vote by (i) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (ii) by virtually attending the Annual Meeting and voting via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/BLZE2024 (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (i) by timely submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/BLZE2024 (or as otherwise provided by the broker, trustee or other nominee consistent with the foregoing).
Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be timely sent so as to be delivered to our principal executive offices, Attention: Secretary.
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
We will bear all expenses of this solicitation, including the cost of preparing, assembling, printing, filing, and mailing the Notice and proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Backblaze or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.
Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.
To be considered for inclusion in the Company’s proxy materials for the 2025 annual meeting of stockholders, your proposal must be submitted in writing by December 3, 2024 to Backblaze’s Secretary at 201 Baldwin Ave., San Mateo, CA 94401 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Proposals to be presented at our 2025 annual meeting of stockholders that are not intended for inclusion in the proxy statement must be submitted in accordance with the applicable advance notice provisions of our bylaws. Our Bylaws provide that, if you wish to submit a proposal that is not intended for inclusion in next year’s proxy materials or a proposal to nominate a director, you must do so no later than February 15, 2025 and not earlier than January 16, 2025, provided, however, that if our 2025 annual meeting of stockholders is held before April 16, 2025 or after July 25, 2025, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.
You also may recommend candidates to our Board of Directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in “Board of Directors and Corporate Governance—Director Nominations Process.”
Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice, and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact us, if they are record records, or their brokers, if they hold in street name.

Q:	What is the mailing address for Backblaze’s principal executive offices?
A:	Our principal executive offices are located at 201 Baldwin Ave., San Mateo, CA 94401. The telephone number at that location is (650) 352-3738.
Any written requests for additional information, copies of the proxy materials and Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

PROPOSAL ONE

ELECTION OF DIRECTORS
General
Our Board of Directors (the “Board”) may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Our Board is divided into three classes with staggered three-year terms. The Certificate of Incorporation and the Bylaws provide that only our Board can fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.
Nominees
Two Class III directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2027. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Gleb Budman and Evelyn D’An for election as Class III directors at the Annual Meeting. The term of office of each elected Class III director will continue until such director’s term expires in 2027, or until such director’s successor has been duly elected and qualified, or the earlier of his or her death, resignation or removal.
Each person nominated for election has agreed to serve if elected. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. However, if you are a street name stockholder, which means that your shares are held by a broker, bank or other nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.
Information Regarding the Nominees and the Continuing Directors
The biographies below include information, as of March 21, 2024, regarding the specific experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.
	Class	Age	Position(s) with Backblaze	Current Term Expires	Expiration of Term for which Nominated
Class III Nominees
Gleb Budman	III	50	Chief Executive Officer and Chairperson of the Board	2024	2027
Evelyn D’An	III	62	Director	2024	2027

Class I Continuing Directors
Barbara Nelson	I	69	Director	2025	—
Earl E. Fry	I	65	Director	2025	—

Class II Continuing Director
Jocelyn Carter-Miller	II	66	Lead Independent Director	2026	—

Nominees for Class III Directors for a Term Expiring in 2027
Gleb Budman is one of our co-founders and has served as our Chief Executive Officer since 2007. Mr. Budman has also served as a member of our Board since 2009 and Chairperson since January 2021. Prior to Backblaze, Mr. Budman served in various senior roles at SonicWall, Inc., MailFrontier, Inc. (acquired by SonicWall, Inc.) and Kendara, Inc. (acquired by Excite@Home, Inc.). Mr. Budman also previously founded two other startup companies. Mr. Budman earned a M.B.A. and B.S. in Mechanical Engineering from the University of California, Berkeley. We believe that Mr. Budman is qualified to serve as a member of our Board because of his extensive experience in leadership roles at various technology companies, and the continuity that he brings to our Board as our co-founder and Chief Executive Officer.
Evelyn D’An has served as a member of our Board since August 2021. Ms. D'An is President of D’An Financial Services, a strategic consulting firm she established in 2004. Ms. D’An is also a former partner of Ernst & Young, an accounting and professional services firm, where she spent 18 years serving clients in retail, consumer products, technology, financial services, media and other sectors. Ms. D’An also currently serves on the board of directors of Zoomcar, Inc., a car sharing platform company, where she has served since April 2023 and GHD Group Pty Ltd., a technical professional services firm, where she has served since March 2020, and she is the chair of the audit committee of both companies. Ms. D’An has served on numerous other corporate boards since 2006, including as a director of Summer Infant, Inc., manufacturer of infant and juvenile products, from November 2016 to June 2022. She graduated with a Bachelor of Science in Accounting from the State University of Albany. We believe that Ms. D’An is qualified to serve as a member of our Board because of her extensive experience advising technology companies and other public companies as both a director and executive. We believe Ms. D’An brings to our Board significant corporate governance, financial and accounting experience.
Continuing Class I Directors Whose Term Expires in 2025
Barbara Nelson has served as a member of our Board of Directors since October 2020. Ms. Nelson also serves as a board member for GSI Technology, Inc., a publicly traded semiconductor and SaaS company, where she has served since August 2021, Oneview Healthcare, Plc, a publicly traded healthcare technology company, since October 2023, and Omniscient Technology (o8t), a private company pioneering AI applied to brain connectivity, since October 2022. Ms. Nelson was the Vice President of Cloud Services, Software and Strategy for the consumer group of Western Digital Corporation, a hard disk drive manufacturer and data storage company, from May 2017 to April 2020. Prior to Western Digital Corporation, Ms. Nelson served as the General Manager and Executive Vice President of IronKey Mobile Security at Imation Corporation from 2013 to 2016. From July 2008 to March 2010, Ms. Nelson was the Chief Executive Officer and a member of the board of directors of Element Labs, a private company and from October 2003 to December 2007, she was the Chief Executive Officer and Chairperson of the board of directors of NeoScale Systems, a private company. Ms. Nelson earned her B.S. in Electrical Engineering from Stanford University. We believe that Ms. Nelson is qualified to serve as a member of our Board because of her extensive experience advising technology companies as both a director and executive, as well as decades of SaaS, storage and security experience.
Earl E. Fry has served as a member of our Board of Directors since August 2021. Mr. Fry currently serves as a member of the board of directors of Hawaiian Airlines, an airline company, and has served as the chair of the audit and finance committee since May 2016. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer, Chief Customer Officer and Executive Vice President, Operations Strategy. Mr. Fry has also served on the board of directors of Central Pacific Financial Corp., a commercial bank, since April 2005 and is a member of the audit committee and risk committee. Mr. Fry served on the board of directors of Xactly Corporation, a cloud-based enterprise software and services company, from September 2005 to August 2017. Mr. Fry received a B.B.A. in Accounting from the University of Hawai’i and has an MBA from the Stanford University Graduate School of Business. We believe Mr. Fry is qualified to serve as a member of our Board because of his significant professional experience in the areas of finance, accounting and audit oversight, both as a director and executive, as well as his substantial experience with respect to the software and cloud businesses, which allows him to contribute valuable insight and perspective.

Continuing Class II Director Whose Term Expires in 2026
Jocelyn Carter-Miller has served as a member of our Board of Directors since October 2020. Since August 2004, Ms. Carter-Miller has been President of TechEdVentures, Inc., an educational company; since 2015 owner of SoulTranSync, LLC, an audio wave synchronization technology and meditation company; and since 2016 President of Jocelyn Carter-Miller, LLC, a management consulting firm. From February 2002 to March 2004, Ms. Carter-Miller was the Executive Vice President and Chief Marketing Officer of Office Depot, Inc., an office supply retailer, and from 1999 until 2002, she was the Corporate Vice President and Chief Marketing Officer of Motorola, Inc., a telecommunications company. Ms. Carter-Miller has served on the board of directors of public companies for over 20 years, including the Principal Financial Group, Inc., a financial investment management and insurance company, since September 2001, Interpublic Group, an advertising company, since July 2007, and Arlo Technologies, Inc., a provider of home, business and personal security solutions company, since August 2018. From 2009 until August 2018, Ms. Carter-Miller also served as a member of the board of directors of Netgear, Inc., a computer networking company. Ms. Carter-Miller earned her M.B.A. from the University of Chicago and B.S. in Accounting from the University of Illinois. We believe that Ms. Carter-Miller is qualified to serve as a member of our Board because of her extensive experience advising public companies as both a director and executive, including substantial expertise with marketing, best-in-class governance practices and strategies.
There are no family relationships among any of our directors or executive officers. See “Board of Directors and Corporate Governance” and “Board of Directors and Corporate Governance—Director Compensation” below for additional information regarding our Board.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
NOMINEES AS CLASS III DIRECTORS.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Our Audit Committee has selected the firm of BDO USA, P.C., independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2024. BDO USA, P.C. has audited our financial statements since the year ended December 31, 2019.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our stockholders.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024. Our Audit Committee is submitting the selection of BDO USA, P.C. to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. We expect that representatives of BDO USA, P.C. will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this proposal that are present in person or represented by proxy at the meeting and are voted will be required to ratify the selection of BDO USA, P.C..
Principal Accountant Fees and Services
The following table sets forth all fees incurred for professional audit services and other services rendered by BDO USA, P.C. during the years ended December 31, 2023 and 2022 (in thousands):
	2023	2022
Audit Fees(1)	$1,403	$1,586
Audit-Related Fees(2)	$121	$—
Tax Fees(3)	$208	$291
All Other Fees	$—	$—
Total Fees	$1,732	$1,877
(1)
Audit Fees consist of fees for professional services provided in connection with the PCAOB audits of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings.

(2)
Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.”

(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee, or the chair if such approval is needed between meetings of the Audit Committee, generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services rendered by BDO USA, P.C. for the years ended December 31, 2022 and 2023 were pre-approved by our Audit Committee.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal.
Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal.
The classification of our Board may have the effect of delaying or preventing changes in our control or management.
Board Diversity
The following matrix presents the diverse composition of our Board as of the date of this proxy statement:
Board Diversity Matrix
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	2	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Independence
Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”). Under Nasdaq’s rules, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an initial public offering. In addition, Nasdaq’s rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under Nasdaq’s rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under Nasdaq’s rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under Nasdaq’s rules, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Jocelyn Carter-Miller, Barbara Nelson, Earl E. Fry and Evelyn D’An, representing four (4) of our directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq’s rules.
The independent members of our board of directors hold, and are expected to continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.
Board Leadership Structure
Under our Corporate Governance Policy and Guidelines, our Board has combined the roles of Chairperson and Chief Executive Officer, who is Gleb Budman. Our Board has determined that we would be best served by having a Chairperson with deep operational and strategic knowledge of our business. Our Board has also appointed Jocelyn Carter-Miller as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for, among other things, conducting sessions with the independent directors as part of every Board meeting, calling special meetings of the independent directors, and chairing all meetings of the independent directors.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole. Our Board also administers its oversight through its various standing committees that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters as well as cybersecurity attacks; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and succession planning.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business from time to time. Our Board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our Board expects to delegate various responsibilities and authority to committees as generally described below. It is expected that the committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of our Board qualifies as an independent director in accordance with Nasdaq’s listing standards. Each committee of our Board has a written charter approved by our Board. Copies of each committee charters have been posted on the Governance—Documents & Charters portion of our website at https://ir.backblaze.com. Members serve on these committees until their resignation or until otherwise determined by our Board.
The following table provides membership information for each of such board committee as of March 21, 2024:

Name	Audit	Compensation	Nominating and Corporate Governance
Jocelyn Carter-Miller	X	X*	X
Barbara Nelson	X		X*
Evelyn D’An	X*	X
Earl E. Fry	X	X	X
*	Committee Chair.
Audit Committee
The members of our Audit Committee are Evelyn D’An, Earl E. Fry, Jocelyn Carter-Miller and Barbara Nelson. Ms. D’An is the chair of the Audit Committee. Our Board has determined that each member of our Audit Committee is independent under the rules and regulations of the SEC and Nasdaq’s listing standards applicable to audit committee members. Our Board has also determined that each member of the Audit Committee can read and understand fundamental financial statements and qualifies as an audit committee financial expert within the meaning of SEC regulations and meets Nasdaq’s financial sophistication requirements. Our Audit Committee met 14 times in 2023.
Our Audit Committee assists our Board with its oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; and the design and implementation of our risk assessment and risk management. Among other things, our Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs. Our Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Our Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with the independent auditor. Our Audit Committee reviews and oversees all related person transactions in accordance with our policies and procedures. Our Audit Committee also reviews the Company’s cybersecurity and other information technology risks.
Compensation Committee
The members of our Compensation Committee are Jocelyn Carter-Miller, Earl E. Fry and Evelyn D’An. Ms. Carter-Miller is the chair of the Compensation Committee. Our Board has determined that each member of our Compensation Committee is independent under the rules and regulations of the SEC and Nasdaq’s listing standards applicable to compensation committee members. Our Compensation Committee assists our Board with its oversight of the forms and amount of compensation for our executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of our equity and non-equity incentive plans for employees and other service providers and certain other matters related to our compensation programs. Our Compensation Committee, among other responsibilities, evaluates the performance of our chief executive officer and, in consultation with him, evaluates the performance of our other executive officers (including officers reporting under Section 16 of the Exchange Act). Our Compensation Committee also oversees the management of risks associated with our compensation policies and programs. Our Compensation Committee met 10 times in 2023.
Compensation Committee Processes and Procedures
Our Compensation Committee intends to meet at least five times each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of our Compensation Committee and members of the management team. Our Compensation Committee meets regularly in executive sessions without members of management present. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. In particular, our Compensation Committee consults with our chief executive officer in connection with reviewing, recommending or determining our executive compensation policies. Nevertheless, our chief executive officer may not be present during our Compensation Committee’s executive sessions or during voting or deliberations of the Compensation Committee regarding such individual’s compensation. The charter of our Compensation Committee grants the committee access to all of our books, records, facilities and personnel. In addition, our Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, legal counsel, or other advisors of its choosing, and we must provide for appropriate funding, as determined by our Compensation Committee, for payment of reasonable fees to any such advisor retained by the committee. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any such advisors engaged for the purpose of advising the committee. Under the charter of our Compensation Committee, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the year ended December 31, 2023, our Compensation Committee engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to advise our Compensation Committee regarding the amount and types of compensation provided to our executive officers and non-employee directors in 2023. Compensia generally does not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing our Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity that has one or more executive officers serving on our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Barbara Nelson, Jocelyn Carter-Miller and Earl E. Fry. Ms. Nelson is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under Nasdaq’s listing standards applicable to nominating and corporate governance committee members. Our Nominating and Corporate Governance Committee, among other things, assists our Board with its oversight of and identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board, and selects, or recommends that our Board selects, director nominees; develops and recommends to our Board a set of corporate governance guidelines; and oversees the evaluation of our Board. Our Nominating and Corporate Governance Committee also oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and succession planning. Our Nominating and Corporate Governance Committee met 6 times in 2023.
Director Nominations Process
Our Board will evaluate candidates for membership on our board of directors, including candidates nominated or recommended by stockholders, based on criteria established by our Board and as set forth in our Director Nominations Policy and Procedures. As part of this process, our Board, with oversight of our Nominating and Corporate Governance Committee, will oversee a periodic evaluation of the performance of our Board as a whole, of each Board committee and of individual directors and of the qualifications and performance of directors eligible for reelection at the annual meeting of stockholders. Specifically, in its evaluation of director candidates, including directors eligible for reelection, our board of directors seeks to achieve a balance of knowledge, experience, and capability on the board of directors and considers the following: the current size and composition of our Board and the needs of our Board and its respective committees; legal and regulatory requirements for boards of directors; such issues as character, integrity, judgment, diversity, independence, area of expertise, corporate, industry and eco-system experience, length of service, potential conflicts of interest, availability, other commitments and the like; industry best practices; and such other factors as the Nominating and Corporate Governance Committee may consider appropriate. With respect to diversity, the Board believes that a diverse boardroom provides a number of benefits, including greater diversity of thought which can help lead to a stronger decision-making process, enhanced breadth of personal experiences and viewpoints, and better representation of different stockholders and other stakeholders. The Board and its committees consider the effectiveness of such policies and procedures as part of its annual evaluation process.
The Nominating and Corporate Governance Committee has established certain minimum qualifications for director candidates: (i) high personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are beneficial to those of existing Board members, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities. In evaluating the candidates, the Nominating and Corporate Governance Committee does not assign any particular weighting or priority to various factors. With regard to candidates who are properly recommended by stockholders or by other means, the Board will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, performing background checks, direct interviews with the candidate, or other actions that such committee deems necessary or proper.
The Nominating and Corporate Governance Committee will apply these same principles when evaluating candidates to our Board who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full board of directors for selection, the director nominees. The Nominating and Corporate Governance Committee will also apply these same principles when evaluating candidates to our Board who are recommended by our stockholders in accordance with our policies and procedures.
It is the policy of our Board to consider recommendations for Board candidates from stockholders holding a voting interest of at least five percent (5%) of our fully diluted voting power continuously for at least twelve months prior to the date of the submission of the recommendation. Stockholder recommendations for candidates to our Board must be directed in writing to Backblaze, Inc. 201 Baldwin Ave., San Mateo, CA 9440, to the attention of either the General Counsel or our legal department, and must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming his or her willingness to serve, information regarding any relationships between the candidate and Backblaze, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board. The Nominating and Corporate Governance Committee may request additional information regarding recommended candidates.
Stockholder nominations to the board of directors must meet the requirements set forth in the Bylaws. Under these requirements, nominations for election to our Board may be made at a meeting of stockholders by any stockholder entitled to vote in the election of directors who provides timely written notice to our Secretary. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices within the time period specified in the Bylaws.
Code of Conduct
Our Board has adopted a Code of Conduct (the “Code”). The Code applies to all of our employees, officers, directors, contractors, consultants, suppliers and agents. The full text of the Code has been posted on the Governance—Documents & Charters portion of our website at https://ir.backblaze.com. We intend to disclose future amendments to, or waivers of, the Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings.

Transactions in the Company’s Securities
Our Board has adopted an Insider Trading Policy (the “Policy”), which applies to all of our directors, officers, employees and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs or controls. Under this Policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. Stock options, RSUs, restricted stock, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition. In addition, individuals subject to the Policy may not pledge our securities as collateral for loans.
Meetings of the Board of Directors
The Board met 6 times during the year ended December 31, 2023. No director attended fewer than 75% of the total number of meetings of the Board or of any committees of the Board of which he or she was a member during the year ended December 31, 2023.
It is our policy that directors are invited and strongly encouraged to attend our annual meetings of stockholders. Of the six members of our Board who were then in office, all six attended our Annual Meeting of Stockholders in 2023.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular director, care of the General Counsel by mail to our principal executive offices, Attention: General Counsel. The envelope should indicate that it contains a stockholder communication, and each such communication should set forth the name and address of the stockholder and the number of shares of our common stock that are owned, of record and beneficially, by such stockholder. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.
Director Compensation
The following table presents the total compensation, including equity awards, paid to each of our non-employee directors during the year ended December 31, 2023 for their service on our Board. We also reimburse our directors for expenses associated with attending meetings of our Board and its committees.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jocelyn Carter-Miller	76,000	—	150,000	—	226,000
Barbara Nelson	53,000	—	150,000	—	203,000
Evelyn D'An	61,000	—	150,000	—	211,000
Earl E. Fry	55,000	—	150,000	—	205,000
(1)
The amounts in this column include the aggregate grant date fair value of restricted stock units granted to each of the applicable directors during the year ended December 31, 2023, computed in accordance with FASB ASC Topic 718. See the notes to our financial statements included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 1, 2024, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. As of December 31, 2023, each of Ms. Carter-Miller, Ms. Nelson, Mr. Fry and Ms. D’an held outstanding unvested restricted stock units representing 35,211 shares of our Class A Common Stock, respectively.

Directors who are also our employees or officers receive no additional compensation for their service as directors while employed by the Company. Specifically, Mr. Budman, a current director and current employee, did not receive additional compensation for his service as a director in 2023. See the section titled “Executive Compensation” elsewhere in this proxy statement for additional information about the compensation of Mr. Budman, who was also a named executive officer in 2023.

Non-Employee Director Compensation Policy
Prior to our initial public offering in November 2021, we did not implement a formal policy with respect to compensation payable to our directors for their service on our Board. In April 2021, our Board approved a director compensation policy for non-employee directors to be effective in connection with our initial public offering. Pursuant to this policy, our non-employee directors receive following completion of the offering the compensation described below. No changes were made to our non-employee director compensation policy in 2023.
Cash Compensation
Each non-employee director receives an annual cash retainer of $35,000. Our Lead Independent Director is also paid an additional annual cash retainer of $15,000.
In addition to the annual cash retainer, each director receives the following annual cash amounts for service on Board committees:
Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation	$12,000	$6,000
Nominating and Governance	$8,000	$4,000
All cash amounts are paid in arrears in quarterly installments.
Equity Compensation
Each non-employee director serving on our Board as of immediately following our initial public offering, who also served on our Board for at least nine months prior to our initial public offering, was granted an RSU award for 9,375 shares of our Class A Common Stock (reflecting $150,000 divided by the Company’s initial public offering price). Subject to the director’s continuing service, the RSU award will vest on the one-year anniversary of the grant date, which was the effective date of the registration statement on Form S-8 that we filed on November 12, 2021.
Each non-employee director initially appointed or nominated as a member of our Board after our initial public offering will receive an RSU award covering a number of shares of common stock having a grant date value of $300,000, determined using the closing price of our Class A Common Stock on the grant date. Subject to the director’s continuing service, the RSU award will vest in equal annual installments over a 3-year period, with vesting to occur on the anniversary of the grant date, which will be the date of the director’s appointment or nomination. Each non-employee director elected or re-elected to our Board at, or otherwise continuing to serve as a director after, an annual meeting of our stockholders will also receive an RSU award covering a number of shares of common stock having a grant date value of $150,000, determined using the closing price of our Class A Common Stock on the grant date, which shall be the date of the annual meeting at which the election or re-election occurs. Such annual RSUs will vest on the earlier of the next following annual shareholders meeting or the first anniversary of grant. Directors newly appointed to our Board between annual stockholder meetings, receiving an automatic equity grant immediately following this offering as detailed above or who joined the Board within the prior 12 months to such annual meeting of stockholders, will receive an annual award prorated to reflect their time on the Board prior to the stockholder meeting date or the date of the equity award immediately following this offering, as the case may be.
Equity awards held by our non-employee directors will vest in full upon a change in control of the Company.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 21, 2024:
Name	Age	Position(s)
Gleb Budman	50	Chief Executive Officer and Chairperson of the Board
Frank Patchel	66	Chief Financial Officer
Tina Cessna	59	Senior Vice President, Engineering
Gleb Budman is one of our co-founders and has served as our Chief Executive Officer since 2007. Mr. Budman has also served as a member of our Board since 2009 and Chairperson since January 2021. Prior to Backblaze, Mr. Budman served in various senior roles at SonicWall, Inc., MailFrontier, Inc. (acquired by SonicWall, Inc.) and Kendara, Inc. (acquired by Excite@Home, Inc.). Mr. Budman also previously founded two other startup companies. Mr. Budman earned a M.B.A. and B.S. in Mechanical Engineering from the University of California, Berkeley. We believe that Mr. Budman is qualified to serve as a member of our Board because of his extensive experience in leadership roles at various technology companies, and the continuity that he brings to our Board as our co-founder and Chief Executive Officer.
Frank Patchel has served as our Chief Financial Officer since March 2020. Prior to joining Backblaze, Mr. Patchel served as a financial planning and analysis consultant for Kaiser Permanente, a healthcare company, from January 2019 to February 2020. From March 2015 to August 2018, Mr. Patchel served as the Chief Financial Officer and Chief Operating Officer of Wintec Industries, Inc., a value chain solution provider. Previously, Mr. Patchel served in various senior roles with ABBYY USA, Inc. and ADP, Inc. Mr. Patchel began his career with Ernst & Young, an accounting and professional services firm. Mr. Patchel earned his B.S. in Commerce from the University of Virginia.
Tina Cessna has served as our Senior Vice President, Engineering since July 2021. She previously served as our Vice President of Engineering from June 2018 to June 2021. Prior to joining Backblaze, Ms. Cessna served as Senior Director, Software Development at Oracle Corporation, a computer technology company, from November 2017 to June 2018 and has also served in engineering and quality assurance roles at Salesforce, Inc., Cisco Systems, Inc. and Linksys. Ms. Cessna earned a B.S.E.E in Electronic and Computer Engineering from California State Polytechnic University, Pomona.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows information regarding the compensation of our principal executive officer and our two most highly compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2023, whom we refer to herein as our “named executive officers.”
Name and Principal Position(1)	Year	Salary ($)	Non- Equity Incentive Plan ($)	RSU Awards ($)(1)(2)(3)	All Other Compensation ($)(4)	Total ($)
Gleb Budman Chief Executive Officer and Chairperson	2023	525,000	—	79,285	9,900	614,185
	2022	420,720	—	37,345	9,150	467,215
Frank Patchel Chief Financial Officer	2023	465,000	—	512,262	9,900	987,162
	2022	445,000	—	1,255,755	9,150	1,709,905
Tina Cessna Senior Vice President, Engineering	2023	396,000	—	452,788	9,900	858,688
(1)
The amounts in this column represent the aggregate grant date fair value of restricted stock units (RSUs) granted to the officer, computed in accordance with FASB ASC Topic No. 718. See the notes to our financial statements included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 1, 2024, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(2)	The RSU awards for 2022 includes the payout from the Company’s 2022 annual bonus plan, which was paid in the form of fully vested RSUs.
(3)	The RSU awards for 2023 includes the payout from the Company’s 2023 annual bonus plan, which was paid in the form of fully vested RSUs.
(4)	Reflects the Company’s contributions under the safe harbor provisions of our 401(k) Plan generally available to all employees as a percentage of cash compensation.
Narrative Explanation of Compensation Arrangements with our Named Executive Officers
Base Salaries and Annual Incentive Opportunities
The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board or the Compensation Committee determines an adjustment is appropriate. In addition, all eligible employees, including our named executive officers, were entitled to receive a cash bonus in equal amounts based on a percentage of our cash sales during the year.
In 2023, we adopted an annual bonus plan that is designed to incentivize and reward eligible employees, including our named executive officers, based on our achievement of certain financial metrics in the fiscal year and individual performance. The financial performance metrics were revenue and adjusted EBITDA. For more information about adjusted EBITDA, see the section in the Annual Report titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Adjusted EBITDA”. The target bonus amounts are determined by the employee’s level (up to 10%) and annual earnings, and the total bonus payout can range from zero to 200% of the target bonus depending on the final achievement against the performance metrics. The named executive officers each have a target bonus of 10% of their respective annual earnings. The actual achievement with respect to the financial performance metrics, and therefore the resulting payout, for the 2023 annual bonus plan was 150%.
The 2024 annual bonus plan is similar to the 2023 annual bonus plan, except that the financial performance metrics are based on revenue, adjusted EBITDA and the amount of cash (including cash equivalents, restricted cash and short-term investments) as of year-end. In addition, the named executive officers each have a 2024 target bonus of 10% of their respective annual earnings, except for Mr. Budman who has a 2024 target bonus of 25% of his respective annual earnings.

Equity Compensation
Historically, we generally offered stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our Compensation Committee determines the fair market value of our common stock with respect to our stock option grants based on the closing price of our Class A Common Stock on the Nasdaq Global Market. Generally, our stock options granted to employees vest up to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.
Since our initial public offering in November 2021, we have generally offered RSUs to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Each RSU represents a contingent right to receive one share of Class A Common Stock upon vesting. Generally, our RSUs granted to employees vest in equal quarterly installments over 4 years, however, RSUs granted to new hires include a one-year cliff vest such that 25% of the total number of the shares vest on approximately the first year anniversary of the award and the remainder of the shares vest in equal quarterly installments over the following 36 months.
Retirement Savings and Employee Benefits and Perquisites
We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We make an annual contribution equal to 3% of each employee’s base salary pursuant to the safe harbor provisions of our plan, subject to an applicable maximum contribution.
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as are full-time employees generally. We generally do not provide our named executive officers with other perquisites or personal benefits.
Outstanding Equity Awards at 2023 Year-End
The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2023.
	Option Awards					Stock Awards
		Number of Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Gleb Budman Chief Executive Officer and Chairperson	—	—	—	—	—	—	—
Frank Patchel Chief Financial Officer	4/21/2020	246,989	19,070	$2.61	4/20/2030(1)
	3/24/2022	—	—	—	—	60,976	$684,151
	7/27/2023	—	—	—	—	68,924	$331,524
Tina Cessna Senior Vice President, Engineering	10/18/2018	105,279	—	2.54	10/17/2028(2)	—	—
	10/28/2019	25,560	—	2.61	10/27/2029(2)	—	—
	12/10/2020	28,658	4,102	3.73	12/9/2030(2)	—	—
	6/28/2021	31,268	18,771	8.09	6/27/2031(2)	—	—
	3/24/2022	—	—	—	—	60,976	$684,151
	7/27/2023	—	—	—	—	61,274	$294,728
(1)
Twenty-five percent of the option vests and becomes exercisable following the completion by Mr. Patchel of 12 months of continuous service following the Vesting Commencement Date indicated above, with an additional 1/48th of the option vesting and becoming exercisable following the completion of each of 36 months of additional service thereafter.

(2)
Twenty-five percent of the option vests and becomes exercisable following the completion by Ms. Cessna of 12 months of continuous service following the Vesting Commencement Date indicated above, with an additional 1/48th of the option vesting and becoming exercisable following the completion of each of 36 months of additional service thereafter.

Severance and Change in Control Benefits
We have entered into severance and change in control agreements with each named executive officer. The severance and change in control agreements will provide for payment of cash severance and acceleration of outstanding equity awards upon certain involuntary terminations.
Involuntary Termination Outside of a Change in Control Period
If the named executive officer is subject to a termination without cause or a resignation for good reason, or the named executive officer’s employment terminates due to death or disability, and such termination or resignation does not occur within 3 months prior to or 12 months after a change in control, then the named executive officer will receive a lump sum cash severance payment equal to (i) a number of months of his or her then-current base salary, (ii) a prorated portion of his or her annual target bonus and (iii) 12 months for Mr. Budman, and 6 months for each of Mr. Patchel and Ms. Cessna, of the monthly premium for COBRA coverage for the officer and his or her eligible dependents. The number of months used to calculate the severance payment are the greater of (a) 12 months for Mr. Budman, as Chief Executive Officer, and 6 months for each of Mr. Patchel and Ms. Cessna, and (b) one month for each year of continuous employment, with such number not to exceed 18 months.
Involuntary Termination Within a Change in Control Period
If the named executive officer is subject to a termination without cause or a resignation for good reason, or the named executive officer’s employment terminates due to death or disability, and such termination or resignation occurs within 3 months prior to or 12 months after a change in control, then (A) the named executive officer will receive a lump sum cash severance payment equal to (i) a number of months of his or her then-current base salary, (ii) a prorated portion of his or her annual target bonus, and (iii) 18 months for Mr. Budman, and 12 months for each of Mr. Patchel and Ms. Cessna, of the monthly premium for COBRA coverage for the officer and his or her eligible dependents, and (B) one hundred percent (100%) of the shares subject to each then-outstanding equity award subject to time-based vesting held by the named executive officer shall become fully vested, and the level of achievement of performance goals applicable to each then-outstanding equity award subject to performance-based vesting held by the officer shall be deemed to equal the greater of (i) the target level of achievement and (ii) the actual level of achievement, to the extent determinable. The number of months used to calculate the severance payment will be 18 months for Mr. Budman, as Chief Executive Officer, and the greater of (a) 12 months for each of Mr. Patchel and Ms. Cessna, and (ii) one month for each year of continuous employment, with such number not to exceed 18 months.
Receipt of the severance benefits is contingent upon the named executive officer’s execution and non-revocation of a general release of claims and, if requested by our Board, resignation from the Board. The definitions of relevant terms are set forth in the severance and change in control agreement.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and to provide certain pay-versus-performance disclosures pursuant to Item 402(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of March 8, 2024, for:
•	each of our named executive officers;
•	each of our directors, including our two Class III director nominees;
•	all of our current executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Class A Common Stock underlying RSUs that may be settled within 60 days of March 8, 2024.
The percentage ownership columns in the table is based on 41,339,176 shares of our Class A Common Stock outstanding, in each case, as of March 8, 2024.
Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Class A Common Stock that they beneficially own, subject to applicable community property laws.
Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Backblaze, Inc., 201 Baldwin Ave., San Mateo, CA 94401.
Name of Beneficial Owner	Number of Shares of Class A Common Stock	Percentage of Total Outstanding Shares of Class A Common Stock
Named Executive Officers and Directors:
Gleb Budman	1,648,715	3.8%
Frank Patchel(1)	332,997	*
Tina Cessna(2)	94,865	*
Jocelyn Carter-Miller(3)	52,453	*
Barbara Nelson(4)	52,453	*
Evelyn D’An(5)	40,771	*
Earl E. Fry(6)	40,771	*
All Executive Officers and Directors as a Group (7 persons)(7)	2,263,025	5.2%
Greater than 5% Stockholders:
TMT Investments PLC(8)	3,594,030	8.0%
*	Less than 1 percent.
(1)	Consists of (i) 66,938 shares of our Class A Common Stock, and (ii) 266,059 shares of our Class A Common Stock issuable upon exercise of optiions exercisable within 60 days of March 8, 2024.
(2)	Consists of (i) 12,037 shares of our Class A Common Stock, and (ii) 82,828 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(3)	Consists of (i) 22,531 shares of our Class A Common Stock, and (ii) 29,922 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(4)	Consists of (i) 22,531 shares of our Class A Common Stock, and (ii) 29,922 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(5)	Consists of (i) 17,976 shares of our Class A Common Stock, and (ii) 22,795 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(6)	Consists of (i) 17,976 shares of our Class A Common Stock, and (ii) 22,795 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(7)	Consists of (i) 1,808,704 shares of our Class A Common Stock, and (ii) 454,321 shares of our Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2024.
(8)	Based solely on the Form 4 filed by the stockholder with the SEC on September 6, 2023. The principal business address of this stockholder is 13 Castle Street, St Helier, Jersey Y9, JE1 1ES.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2023 with respect to our equity compensation plans. All of our equity compensation plans have been approved by our stockholders.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
2011 Stock Plan(3)	7,988,657	$3.89	—
Amended and Restated 2021 Equity Incentive Plan(3)	6,575,318	$21.72	7,400,180
2021 Employee Stock Purchase Plan	—	$—	962,960
Total	14,563,975	$6.41	8,363,140
(1)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)	Excludes securities reflected in the first column.
(3)
As a result of our initial public offering in November 2021 and the adoption of the 2021 Equity Incentive Plan, which was amended in June 2023 (as amended, the “Amended and Restated 2021 Equity Incentive Plan”), we no longer grant awards under the 2011 Stock Plan; however, all outstanding awards under the 2011 Stock Plan remain subject to the terms of the 2011 Stock Plan. The number of shares underlying stock options granted under the 2011 Stock Plan that expire, terminate or are otherwise tendered for tax purposes, forfeited or repurchased by the Company will be automatically added to the shares of Class A Common Stock available for issuance under the Amended and Restated 2021 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a written related party transaction policy. The Audit Committee of our Board has the primary responsibility for the review, approval and oversight of any “related person transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person had, has, or will have a direct or indirect material interest. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee or our Board. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Although we have not had a written policy until shortly before our initial public offering in November 2021 for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board. Our Board would take this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.
Certain Related Party Transactions
In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. The indemnification agreements, the Certificate of Incorporation and the Bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
Settlement with SAFE Holders
In August 2021, we issued $10.0 million of convertible notes (which we also refer to as a Simple Agreement for Future Equity agreement (“SAFE”)) in a private financing round. In July 2022, we received a demand letter from the investors that entered into SAFE agreements with us in August 2021, which related to a contractual dispute in connection with the SAFE transaction. The SAFE holders sought a refund of their original investment of $10.0 million. In February 2023, we settled with the SAFE holders for a full release of all claims related to the SAFE transaction for a one-time payment in the amount of $1.5 million in aggregate. TMT Investments PLC, which was a greater than 5% stockholder, was a party to the settlement and received a pro-rata payment of $0.3 million as part of the SAFE settlement.
Severance Arrangements
Pursuant to existing severance agreements, each of Tim Nufire, a Company founder who was also a director and a greater than 5% stockholder , and Brian Wilson, a Company founder who was also a director, executive officer and greater than 5% stockholder, received the following severance benefits in connection with their termination of employment from the Company on January 15, 2023 and February 28, 2023, respectively, in exchange for a release of any claims and other covenants: (a) a lump sum cash severance payment equal to (i) 15 months of base salary for Mr. Nufire and 16 months of base salary for Mr. Wilson based on one month per year of employment with us) and (ii) their respective 2023 target bonus (equal to ten percent of their respective annualized salary) prorated for the number of days each served as an employee in 2023, and (b) reimbursement of COBRA health insurance premiums for a period of six months following their respective date of termination. Charles Jones, a Company founder who was then a greater than 5% stockholder, also received a severance payment on the same terms and conditions as set forth above in connection with his termination from us on January 15, 2023.
Marketing Services Agreement
Yan Budman, the brother of Gleb Budman, our Chief Executive Officer and Chairperson , is a partner and Chief Strategy Officer at Meaningful Works, Inc. (“Meaningful Works”), a brand marketing agency. In August 2023, we entered into an agreement with Meaningful Works to provide certain services related to brand marketing activities. During 2023, we paid Meaningful Works a total of $206,000 for its services to us.

AUDIT COMMITTEE REPORT
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and BDO USA, P.C. our audited financial statements for the year ended December 31, 2023. The Audit Committee has also discussed with BDO USA, P.C. the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, P.C. its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors
Evelyn D’An
Jocelyn Carter-Miller
Earl E. Fry
Barbara Nelson

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and certain of our officers and any person who beneficially owns more than 10% of our Class A Common Stock to file with the SEC initial reports of beneficial ownership and reports of subsequent changes in their beneficial ownership of our Class A Common Stock. Such directors, executive officers and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those filings that were not filed when due. Based solely on our review of copies of the reports filed with the SEC pursuant to Section 16(a) of the Exchange Act and the written representations of the reporting persons, we believe that all reporting requirements under Section 16(a) of the Exchange Act during 2023 were complied with by each of our directors and officers and each person who beneficially owned more than 10% of our Class A Common Stock, except for the following:
•
Forms 4 were inadvertently filed one business day late to report the sales of shares on January 10, 2023 by each of Gleb Budman, Tim Nufire, Brian Wilson, Kwok Hang Ng and Charles Jones pursuant to the Rule 10b5-1 trading plan entered into by each such individual; and

•
Forms 4 were inadvertently filed one business day late to report the sales of shares on May 22, 2023 by each of Tina Cessna and Frank Patchel, in each case to cover tax withholding obligations in connection with the vesting and settlement of previously reported RSUs.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as we may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

SCAN TO
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BACKBLAZE, INC.
201 BALDWIN AVE
SAN MATEO, CA 94401

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DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of two Class III Directors to hold office until the annual meeting of stockholders held in 2027.

Nominees

01) Gleb Budman   02) Evelyn D'An

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain
2. To ratify the appointment of BDO USA, P.C. as the company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000639713_1 R1.0.0.6

BACKBLAZE, INC.
Annual Meeting of Stockholders
May 16, 2024 11:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gleb Budman, Francis Patchel and Thomas MacMitchell, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of BACKBLAZE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM PT on May 16, 2024, at www.virtualshareholdermeeting.com/BLZE2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000639713_2 R1.0.0.6